Exhibit 21
                                   ----------

                         SUBSIDIARIES OF THE REGISTRANT


                                         State or Province    Percentage
            Subsidiary                    of Incorporation       Owned
-------------------------------------    -----------------    ----------

Unit Drilling Company                         Oklahoma            100%

Unit Petroleum Company                        Oklahoma            100%

PetroCorp Incorporated                        Texas               100%